UNITEDSTATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 19, 2007

A. M. Castle & Co.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

3400 N. Wolf Road, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code	847/455-7111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 19, 2007, A. M. Castle & Co., Inc. (the “Registrant”) appointed Patrick R. Anderson, 35, as the Registrant’s Corporate Controller and Chief Accounting Officer.

Prior to joining the Registrant, Mr. Anderson was employed by Deloitte & Touche, LLP (“Deloitte”), as a Senior Manager.  Mr. Anderson had been employed by Deloitte since 1994.  Deloitte is currently the Registrant’s Independent Auditor; however, Mr. Anderson did not serve as a member of the Registrant’s audit engagement team during his employment at Deloitte.  Prior to completing the employment process, the Registrant concluded that the hiring of Mr. Anderson would not result in any conflict of interest or negatively affect the independence of Deloitte as the Registrant’s Independent Auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.
/s/ Sherry L. Holland
Sherry L. Holland
Vice President – General Counsel and Secretary

Date	September 25, 2007